UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2025, the Board of Directors (the “Board”) of SeaStar Medical Holding Corporation (the “Company”) appointed Michael Messinger age 51, as the Company’s Chief Financial Officer, effective November 14, 2025.

Mr. Messinger has more than two decades of experience and leadership in financing and accounting for drug discovery and development organizations. He has served as a member of the board of directors of Filament Health Corp. since March 2024 and a strategic consultant to various biotechnology companies since January of 2024. Mr. Messinger most recently served as Chief Financial Officer of ContraFect Corporation, a biotechnology company focused on treatments for life-threatening bacterial infections in the hospital setting, from October 2018 to November 2023, where he led the company through multiple financing rounds, including investments from Pfizer Inc., and a contract with BARDA (Biomedical Advanced Research and Development Authority). Prior to becoming the Chief Financial Officer of ContraFect, Mr. Messinger held senior financial roles at ContraFect, Lexicon Pharmaceuticals, Inc. and Coelacanth Corporation. He started his career as an auditor at Ernst & Young LLP. Mr. Messinger received his B.B.A. degree in accounting from the University of Michigan.

Pursuant to the terms of the consulting agreement between Mr. Messinger and the Company, dated October 31, 2025 (the “Consulting Agreement”), Mr. Messinger will receive a monthly fee of $15,000, and the Company can terminate the Consulting Agreement at any time with 30 days' notice.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release issued by the Company announcing the appointment of Michael Messinger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1•#	Consulting Agreement dated October 31, 2025, by and between the Company and Michael Messinger
99.1	Press Release dated November 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

•	Indicates management contract or compensatory plan or arrangement
#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that the Registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation

		By:	/s/ Eric Schlorff
Date:	November 17, 2025	Name:	Eric Schlorff
		Title:	Chief Executive Officer